Exhibit 3.1



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                                   Bylaws of

        [GRAPHIC OMITTED]   MDU RESOURCES GROUP, INC.



2/08


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                                TABLE OF CONTENTS

                                    TO BYLAWS
                                                                      Page No.

OFFICES.....................................................................1
    1.01 Registered Office..................................................1
    1.02 Other Offices......................................................1
MEETINGS OF STOCKHOLDERS....................................................1
    2.01 Place of Meetings..................................................1
    2.02 Annual Meetings....................................................1
    2.03 Notice of Annual Meeting...........................................1
    2.04 Stockholders List..................................................1
    2.05 Notice of Special Meeting..........................................2
    2.06 Quorum.............................................................2
    2.07 Voting Rights......................................................2
    2.08 Notice of Stockholder Nominees.....................................3
    2.09 Notice of Stockholder Business.....................................3
DIRECTORS...................................................................4
    3.01 Authority of Directors.............................................4
    3.02 Qualifications.....................................................4
    3.03 Place of Meetings..................................................4
    3.04 Annual Meetings....................................................5
    3.05 Regular Meetings...................................................5
    3.06 Special Meetings...................................................5
    3.07 Quorum.............................................................5
    3.08 Participation of Directors by Conference Telephone.................5
    3.09 Written Action of Directors........................................5
    3.10 Committees.........................................................5
    3.11 Reports of Committees..............................................6
    3.12 Compensation of Directors..........................................6
    3.13 Chairman of the Board..............................................6
    3.14 Lead Director......................................................6
NOTICES.....................................................................6
    4.01 Notices............................................................6
    4.02 Waiver.............................................................7
OFFICERS....................................................................7
    5.01 Election, Qualifications...........................................7
    5.02 Additional Officers................................................7
    5.03 Salaries...........................................................7


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    5.04 Term...............................................................7
    5.05 Chief Executive Officer............................................7
    5.06 The President......................................................8
    5.07 The Vice Presidents................................................8
    5.08 The Secretary and Assistant  Secretaries...........................8
    5.09 Treasurer and Assistant Treasurers.................................8
    5.10 General Counsel....................................................9
    5.11 Authority and Duties...............................................9
    5.12 Execution of Instruments...........................................9
    5.13 Execution of Proxies...............................................9
CERTIFICATES OF STOCK......................................................10
    6.01 Certificates......................................................10
    6.02 Signatures........................................................10
    6.03 Special Designation on Certificates...............................10
    6.04 Lost Certificates.................................................10
    6.05 Transfers of Stock................................................11
    6.06 Record Date.......................................................11
    6.07 Registered Stockholders...........................................11
GENERAL PROVISIONS.........................................................11
    7.01 Dividends.........................................................11
    7.02 Checks............................................................11
    7.03 Fiscal Year.......................................................11
    7.04 Seal..............................................................11
    7.05 Inspection of Books and Records...................................12
    7.06 Amendments........................................................12
    7.07 Indemnification of Officers, Directors, Employees and Agents;
         Insurance.........................................................12


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                                    BYLAWS OF
                            MDU RESOURCES GROUP, INC.


                                     OFFICES

    1.01 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

    1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.



                            MEETINGS OF STOCKHOLDERS

    2.01 Place of Meetings. All meetings of the stockholders for the election of Directors shall be held in the City of Bismarck, State of North Dakota, at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, or, in the sole discretion of the Board of Directors, by means of remote communication as authorized by the laws of Delaware, as shall be stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, or, in the sole discretion of the Board of Directors, by means of remote communication as authorized by the laws of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    2.02 Annual Meetings. Annual meetings of stockholders, commencing with the year 1973, shall be held on the fourth Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote, by written ballot including, if authorized by the Board of Directors, by ballot submitted by electronic transmission in compliance with the laws of Delaware, a Board of Directors, and transact such other business as may properly be brought before the meeting.

    2.03 Notice of Annual Meeting. Notice, in writing or by a form of electronic transmission in compliance with the laws of Delaware, of the annual meeting, stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than


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sixty days before the date of the meeting.

    2.04 Stockholders List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting:
(i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the meeting on a reasonably accessible electronic network, and the information required to access the electronic list shall be provided with the notice of the meeting.

    2.05 Notice of Special Meeting. Notice, in writing or by a form of electronic transmission in compliance with the laws of Delaware, of a special meeting, stating the place, date and hour of the meeting, the means of remote communications, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

    2.06 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as provided herein and except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice of the adjourned meeting, if the time, place, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    2.07 Voting Rights. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall


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decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

    2.08 Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 2.08 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at the annual meeting of stockholders by or at the direction of the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.08. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.

    To be timely, a stockholder's notice shall be delivered or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting; provided, however, that in the event that notice or public disclosure of the date of the meeting is given or made to stockholders of the Corporation less than 130 days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made by the Corporation. The stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder.

    At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance


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with the procedures set forth in this Section 2.08.

    The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

    2.09 Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting or by the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.

    For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, the stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting; provided, however, that in the event that notice or prior public disclosure of the date of the meeting is given or made to stockholders by the Corporation less than 130 days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made by the Corporation. The stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought to the annual meeting and the reasons for conducting business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

    Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.09.

    The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and, in accordance with the provisions of this Section 2.09, and if he should so determine, the Chairman shall so declare to the meeting and such business not properly brought before the meeting shall not be transacted.


                                    DIRECTORS


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    3.01 Authority of Directors. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

    3.02 Qualifications. A person who is not an officer of the Corporation shall be ineligible to serve as a Director beyond the first regular meeting of the Board of Directors after the date he shall have attained the age of seventy
(70). A person who is a "high ranking executive" (as defined in Section 5.01) of the Corporation shall be ineligible to serve as a Director beyond the first regular meeting of the Board of Directors after the date he shall have attained the age of sixty-five (65). A person shall be ineligible as a Director if, at the time he would otherwise be eligible for election, he is a former officer of the Corporation. Other restrictions and qualifications for Directors may be fixed from time to time by resolution passed by a majority of the whole Board of Directors.

    3.03 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

    3.04 Annual Meetings. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be specified in a notice given as herein provided for regular meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice thereof.

    3.05 Regular Meetings. Regular meetings of the Board of Directors may be held at the office of the Corporation in Bismarck, North Dakota, on the second Thursday following the first Monday of February, May, August and November of each year; provided, however, that if a legal holiday, then on the next preceding day that is not a legal holiday. Regular meetings of the Board of Directors may be held at other times and other places within or without the State of North Dakota on at least five days' notice to each Director, either personally or by mail, telephone or telegram.

    3.06 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer or President on three days' notice to each Director, either personally or by mail, telephone or telegram; special meetings shall be called by the Chairman, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of a majority of the Board of Directors.

    3.07 Quorum. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present


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may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    3.08 Participation of Directors by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the Board, or of any committee designated by the Board, may participate in any meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in any meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

    3.09 Written Action of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

    3.10 Committees. The Board of Directors may by resolution passed by a majority of the whole Board designate one or more committees, each committee to consist of two or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Chairman of the Board shall appoint another member of the Board of Directors to fill any committee vacancy which may occur. At all meetings of any such committee, fifty percent of the total number of committee members shall constitute a quorum for the transaction of business and the act of a majority of the committee members present at any such meeting at which there is a quorum shall be the act of any such committee, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or by these Bylaws. Any such committee shall have, and may exercise, the power and authority specifically granted by the Board to the committee, but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the Bylaws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

    3.11 Reports of Committees. Each committee shall keep regular minutes of its meetings


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and report the same to the Board of Directors when required.

    3.12 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

    3.13 Chairman of the Board. The Chairman of the Board of Directors shall be chosen by the Board of Directors at its first meeting after the annual meeting of the stockholders of the Corporation. The Chairman shall preside at all meetings of the Board of Directors and stockholders of the Corporation, and shall, subject to the direction and control of the Board, be its representative and medium of communication, and shall perform such duties as may from time to time be assigned to the Chairman by the Board.

    3.14 Lead Director. At the first meeting of the Board of Directors after the annual meeting of the stockholders, those Directors who are not employees of the Corporation ("Non-employee Directors") shall, by a resolution adopted by a majority of the Non-employee Directors present at the meeting, choose a Lead Director whenever an employee Director is serving as Chairman of the Board of Directors. During the period of time a Non-employee Director serves as Chairman of the Board, no Lead Director will be chosen. The Lead Director shall have such duties and responsibilities as shall be fixed from time to time by resolution adopted by a majority of the whole Board of Directors.


                                     NOTICES

    4.01 Notices. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram or telephone. Notice to the stockholders may also be given by a form of electronic transmission consented to by the stockholder to whom the notice is given, as provided by the laws of Delaware.

    4.02 Waiver. Whenever notice is required to be given under any provision of the statutes or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


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                                    OFFICERS

    5.01 Election, Qualifications. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of the stockholders and shall include a President, a Chief Executive Officer, a Vice President, a Secretary, a Treasurer and a General Counsel. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Except for an officer serving as a Director who may serve through the first regular meeting of the Board of Directors after he has attained the age of sixty-five (65), no "high ranking executive" of the Corporation may serve in that capacity beyond the date he shall have attained the age of sixty-five (65); "high ranking executive" shall mean the President, the Chief Executive Officer, any Vice President, the Secretary, the Treasurer, the General Counsel, the chief executive officers of the Corporation's public utility divisions, and any other officer of the Corporation so designated by the Board of Directors.

    5.02 Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

    5.03 Salaries. The salaries of all principal officers of the Corporation shall be fixed by the Board of Directors.

    5.04 Term. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

    5.05 Chief Executive Officer. The Chief Executive Officer shall, subject to the authority of the Board of Directors, determine the general policies of the Corporation. The Chief Executive Officer shall submit a report of the operations of the Company for the fiscal year to the stockholders at their annual meeting and from time to time shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require be brought to the Board's notice.

    5.06 The President. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

    5.07 The Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their


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election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

    5.08 The Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation.

    The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

    5.09 Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

    He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

    If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

    The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such


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other duties and have such other powers as the Board of Directors may from time to time prescribe.

    5.10. General Counsel. The General Counsel shall be the legal advisor to the Corporation, the Chairman of the Board, the Chief Executive Officer, the Board of Directors and committees of the Board of Directors and provide legal counsel to all business segments of the Corporation. The General Counsel shall be responsible for the management of all legal matters involving the Corporation.

    The General Counsel shall be responsible for the review of the adequacy of the Corporation's corporate governance procedures and for reporting to senior management, the Board of Directors and committees of the Board of Directors on recommended changes, except in those instances in which such duties have been delegated by the Board of Directors to another officer or agent of the Corporation. The General Counsel shall have responsibility for monitoring and assessing developments in corporate governance including, but not limited to, stock exchange listing standards, legislative enactments, administrative agency regulations and judicial decisions. The General Counsel shall report to senior management, the Board of Directors and committees of the Board of Directors regarding matters of significant importance and make recommendations regarding corporate governance guidelines, policies and procedures.

    5.11 Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

    5.12 Execution of Instruments. All deeds, bonds, mortgages, notes, contracts and other instruments shall be executed on behalf of the Corporation by the Chief Executive Officer, the President, any Vice President or Assistant Vice President, the General Counsel or such other officer or agent of the Corporation as shall be duly authorized by the Board of Directors. Any officer or agent executing any such documents on behalf of the Corporation may do so (except as otherwise required by applicable law) either under or without the seal of the Corporation and either individually or with an attestation, according to the requirements of the form of the instrument. If an attestation is required, the document shall be attested by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer or any other officer or agent authorized by the Board of Directors. When authorized by the Board of Directors, the signature of any officer or agent of the Corporation may be a facsimile.

    5.13 Execution of Proxies. All capital stocks in other corporations owned by the Corporation shall be voted at the meetings, regular and/or special, of stockholders of said other corporations by the Chief Executive Officer or President of the Corporation, or, in the absence of any of them, by a Vice President, and in the event of the presence of more than one Vice President of the Corporation, then by a majority of said Vice Presidents present at such


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

stockholder meetings, and the Chief Executive Officer or President and Secretary of the Corporation are hereby authorized to execute in the name and under the seal of the Corporation proxies in such form as may be required by the corporations whose stock may be owned by the Corporation, naming as the attorney authorized to act in said proxy such individual or individuals as said Chief Executive Officer or President and Secretary shall deem advisable, and the attorney or attorneys so named in said proxy shall, until the revocation or expiration thereof, vote said stock at such stockholder meetings only in the event that none of the officers of the Corporation authorized to execute said proxy shall be present thereat.


                              CERTIFICATES OF STOCK

    6.01 Certificates. Shares of the Corporation's stock may be certificated or uncertificated, as provided under Delaware law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board of Directors, or the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

    6.02 Signatures. Any of or all the signatures on the certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    6.03 Special Designation on Certificates. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    6.04 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a


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

new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    6.05 Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

    6.06 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    6.07 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                               GENERAL PROVISIONS

    7.01 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

    Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the


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

Directors may modify or abolish any such reserve in the manner in which it was created.

    7.02 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate or as designated by an officer of the company if so authorized by the Board of Directors.

    7.03 Fiscal year. The fiscal year of the Corporation shall be the calendar year.

    7.04 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or imprinted, or otherwise.

    7.05 Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right, during the usual hours of business, to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business in Bismarck, North Dakota.

    7.06 Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

    7.07 Indemnification of Officers, Directors, Employees and Agents;
Insurance.

    (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

    (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this Section 7.07. Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

    (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

    (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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